Exhibit 99.1

CINEMARK HOLDINGS, INC. REPORTS THIRD QUARTER 2023 RESULTS

Delivered record third quarter revenue of $875 million

that grew 35% year-over-year and 6% versus the third quarter of 2019

Reported $91 million of Net Income and third quarter record high

Adjusted EBITDA of $197 million with a 22.5% Adjusted EBITDA margin

Plano, TX, November 3, 2023 – Cinemark Holdings, Inc. (NYSE: CNK), one of the largest and most influential theatrical exhibition companies in the world, today reported results for the three and nine months ended September 30, 2023.

“Our third quarter results once again reflect the significant impact of our team’s dedication and skilled operating discipline, as well as the meaningful advancements of our strategic initiatives,” stated Sean Gamble, Cinemark President and CEO. “As we assess the fundamental drivers of our industry’s and company’s long-term health and prosperity – particularly consumer behavior trends, key indicators for new release volume recovery over time, and the significant range of incremental revenue and productivity opportunities that are fully within our control – we remain highly optimistic about the future.”

Earnings Highlights

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Entertained nearly 62 million global moviegoers throughout our U.S. and Latin American circuits.
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Delivered box office recovery that continued to surpass industry results and remained the only major U.S. exhibitor to have achieved a meaningful increase in market share since the pandemic.
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July was Cinemark’s biggest domestic box office month of all time.
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Achieved record third quarter revenue of $875 million, which increased 35% versus 3Q22 and 6% versus 3Q19.
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Reported $91 million of net income with diluted earnings per share of $0.61.
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$197 million of Adjusted EBITDA set a third quarter record, doubling versus 3Q22 and growing 16% versus 3Q19; generated strong 22.5% Adjusted EBITDA margin.
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Further strengthened the balance sheet by generating $50 million of Free Cash Flow and increasing quarter-end cash balance to $806 million.

Financial Results

Cinemark Holdings, Inc.’s total revenue for the three months ended September 30, 2023 increased 34.5% to $874.8 million compared with $650.4 million for the three months ended September 30, 2022. For the three months ended September 30, 2023, admissions revenue increased 36.7% to $443.8 million and concession revenue increased 34.0% to $339.8 million, driven by a 27.9% increase in attendance to 61.9 million patrons. Worldwide average ticket price was $7.17 and concession revenue per patron was $5.49.

Net income attributable to Cinemark Holdings, Inc. for the three months ended September 30, 2023 was $90.2 million compared with a loss of $(24.5) million for the three months ended September 30, 2022. Diluted earnings per share for the three months ended September 30, 2023 was $0.61 compared with a diluted loss per share of $(0.20) for the three months ended September 30, 2022.

Adjusted EBITDA for the three months ended September 30, 2023 was $196.8 million compared with $99.5 million for the three months ended September 30, 2022. Reconciliations of non-GAAP financial measures are provided in the financial schedules accompanying this press release and at https://ir.cinemark.com.

Cinemark Holdings, Inc.’s total revenue for the nine months ended September 30, 2023 increased 30.9% to $2,427.8 million compared with $1,855.0 million for the nine months ended September 30, 2022. For the nine months ended September 30, 2023, admissions revenue increased 30.9% to $1,233.2 million and concession revenue increased 33.2% to $949.0 million, driven by a 26.7% increase in attendance to 169.2 million patrons. Worldwide average ticket price was $7.29 and concession revenue per patron was $5.61.

Net income attributable to Cinemark Holdings, Inc. for the nine months ended September 30, 2023 was $206.2 million compared with a loss of $(171.9) million for the nine months ended September 30, 2022. Diluted earnings per share for the nine months ended September 30, 2023 was $1.43 compared with a diluted loss per share of $(1.43) for the nine months ended September 30, 2022.

Adjusted EBITDA for the nine months ended September 30, 2023 was $514.5 million compared with $263.0 million for the nine months ended September 30, 2022. Reconciliations of non-GAAP financial measures are provided in the financial schedules accompanying this press release and at https://ir.cinemark.com.

As of September 30, 2023, the Company’s aggregate screen count was 5,765, and the Company had commitments to open 4 new theatres and 41 screens over the next two years.

Webcast – Today at 8:30 AM ET

Live Webcast/Replay: Available at https://ir.cinemark.com. A replay will be available following the call and archived for a limited time.

About Cinemark Holdings, Inc.

Headquartered in Plano, TX, Cinemark (NYSE: CNK) is one of the largest and most influential movie theatre companies in the world. Cinemark’s circuit, comprised of various brands that also include Century, Tinseltown and Rave, as of September 30, 2023 operated 507 theatres with 5,765 screens in 42 states domestically and 13 countries throughout South and Central America. Cinemark consistently provides an extraordinary guest experience from the initial ticket purchase to the closing credits, including Movie Club, the first U.S. exhibitor-launched subscription program; the highest Luxury Lounger recliner seat penetration among the major players; XD - the No. 1 exhibitor-brand premium large format; and expansive food and beverage options to further enhance the moviegoing experience. For more information go to https://ir.cinemark.com.

Investor Relations Contact:

Chanda Brashears – 972-665-1671 or cbrashears@cinemark.com

Media Contact:

Julia McCartha – 972-665-1322 or pr@cinemark.com

Forward-looking Statements

This press release includes “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. These forward-looking statements are based on information currently available as well as management’s assumptions and beliefs today. These statements are subject to numerous risks and uncertainties that could cause actual results to differ materially from the results expressed or implied by the statements, and investors should not place undue reliance on them. Risks and uncertainties that could cause actual results to differ materially from such statements include:

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future revenues, expenses and profitability;
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currency exchange rate and inflationary impacts;
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the future development and expected growth of our business;
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projected capital expenditures;
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access to capital resources;
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attendance at movies generally or in any of the markets in which we operate;
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the number and diversity of popular movies released, the length of exclusive theatrical release windows, and our ability to successfully license and exhibit popular films;
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national and international growth in our industry;
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competition from other exhibitors, alternative forms of entertainment and content delivery via streaming and other formats;
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determinations in lawsuits in which we are a party; and
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the ongoing recovery of us and the motion picture exhibition industry from the effects of the COVID-19 pandemic.

You can identify forward-looking statements by the use of words such as “may,” “should,” “could,” “estimates,” “predicts,” “potential,” “continue,” “anticipates,” “believes,” “plans,” “expects,” “future” and “intends” and similar expressions which are intended to identify forward-looking statements. These statements are not guarantees of future performance and are subject to risks, uncertainties and other factors, some of which are beyond our control and difficult to predict. Such risks and uncertainties could cause actual results to differ materially from those expressed or forecasted in the forward-looking statements. In evaluating forward-looking statements, you should carefully consider the risks and uncertainties described in the “Risk Factors” section or other sections in the Company's Annual Report on Form 10-K filed February 24, 2023. All forward-looking statements attributable to us or persons acting on our behalf are expressly qualified in their entirety by these cautionary statements and risk factors. Forward-looking statements contained in this press release reflect our view only as of the date of this press release. We undertake no obligation, other than as required by law, to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.

Cinemark Holdings, Inc.

Financial and Operating Summary

(unaudited, in millions, except per share amounts)

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2023	2022	2023	2022
Statement of income (loss) data:
Revenue
Admissions	$443.8	$324.6	$1,233.2	$942.3
Concession	339.8	253.6	949.0	712.6
Other	91.2	72.2	245.6	200.1
Total revenue	$874.8	$650.4	$2,427.8	$1,855.0
Cost of operations
Film rentals and advertising	248.2	180.9	692.9	531.1
Concession supplies	63.0	46.3	174.0	128.8
Salaries and wages	107.9	97.0	306.2	277.0
Facility lease expense	84.4	77.2	250.9	231.2
Utilities and other	129.5	110.4	353.5	303.8
General and administrative expenses	48.2	45.1	144.7	134.0
Depreciation and amortization	51.9	58.3	159.6	181.0
Impairment of long-lived and other assets	2.0	15.2	12.1	107.5
Restructuring costs	—	—	—	(0.2)
(Gain) loss on disposal of assets and other	(6.1)	1.2	(8.8)	(6.4)
Total cost of operations	729.0	631.6	2,085.1	1,887.8
Operating income (loss)	145.8	18.8	342.7	(32.8)
Other income (expense)
Interest expense	(38.1)	(38.4)	(112.0)	(114.6)
Interest income	15.3	6.4	40.2	11.1
Loss on debt extinguishment and refinancing	—	—	(10.7)	—
Foreign currency and other related loss	(11.0)	(5.4)	(19.4)	(5.3)
Distributions from DCIP	—	3.7	—	3.7
Interest expense - NCM	(5.6)	(5.8)	(17.0)	(17.5)
Equity in income (loss) of affiliates	1.5	0.2	1.2	(7.5)
Unrealized gain on investment in NCMI	4.7	—	13.9	—
Income (loss) before income taxes	112.6	(20.5)	238.9	(162.9)
Income tax expense	21.4	3.4	29.8	6.3
Net income (loss)	$91.2	$(23.9)	$209.1	$(169.2)
Less: Net income attributable to noncontrolling interests	1.0	0.6	2.9	2.7
Net income (loss) attributable to Cinemark Holdings, Inc.	$90.2	$(24.5)	$206.2	$(171.9)
Net income (loss) per share attributable to Cinemark Holdings, Inc.'s common stockholders
Basic	$0.74	$(0.20)	$1.70	$(1.43)
Diluted	$0.61	$(0.20)	$1.43	$(1.43)
Weighted average shares outstanding
Basic	119.2	118.4	119.0	118.1
Diluted	152.0	118.4	151.8	118.1

Other Operating Data

(unaudited, in millions)

	As of
	September 30, 2023	December 31, 2022
Balance sheet data:
Cash and cash equivalents	$805.9	$674.5
Theatre properties and equipment, net	$1,154.4	$1,232.1
Total assets	$4,811.2	$4,817.7
Total long-term debt, net of unamortized debt issuance costs and original issue discount	$2,398.5	$2,484.7
Total equity	$335.1	$119.5

	Nine Months Ended September 30,
	2023	2022
Cash flows provided by (used for):
Operating activities (1)	$335.8	$27.7
Investing activities	$(74.9)	$(53.3)
Financing activities	$(118.0)	$(32.6)

(1)
We define free cash flow as cash flow provided by operating activities less capital expenditures. A reconciliation of cash flow provided by operating activities to free cash flow is provided below:

	Nine Months Ended September 30,
	2023	2022
Reconciliation of free cash flow:
Cash flows provided by operating activities	$335.8	$27.7
Less: capital expenditures	89.7	65.3
Free cash flow	$246.1	$(37.6)

Segment Information

(unaudited, in millions, except per patron data)

	U.S. Operating Segment		International Operating Segment			Consolidated
	Three Months Ended September 30,		Three Months Ended September 30,			Three Months Ended September 30,
Revenue and Attendance	2023	2022	2023	2022	Constant Currency (1) 2023	2023	2022
Admissions revenue	$350.4	$257.6	$93.4	$67.0	$112.5	$443.8	$324.6
Concession revenue	268.0	200.8	71.8	52.8	87.3	339.8	253.6
Other revenue	64.1	53.3	27.1	18.9	32.7	91.2	72.2
Total revenue	$682.5	$511.7	$192.3	$138.7	$232.5	$874.8	$650.4
Attendance	37.5	29.5	24.4	18.9		61.9	48.4
Average ticket price	$9.34	$8.73	$3.83	$3.54	$4.61	$7.17	$6.71
Concession revenue per patron	$7.15	$6.81	$2.94	$2.79	$3.58	$5.49	$5.24
Cost of Operations
Film rentals and advertising	$201.1	$147.1	$47.1	$33.8	$57.8	$248.2	$180.9
Concession supplies	$47.7	$34.8	$15.3	$11.5	$18.4	$63.0	$46.3
Salaries and wages	$89.0	$81.9	$18.9	$15.1	$24.0	$107.9	$97.0
Facility lease expense	$61.0	$61.9	$23.4	$15.3	$26.3	$84.4	$77.2
Utilities and other	$98.9	$85.4	$30.6	$25.0	$37.0	$129.5	$110.4

	U.S. Operating Segment		International Operating Segment			Consolidated
	Nine Months Ended September 30,		Nine Months Ended September 30,			Nine Months Ended September 30,
Revenue and Attendance	2023	2022	2023	2022	Constant Currency (1) 2023	2023	2022
Admissions revenue	$968.5	$759.1	$264.7	$183.2	$317.2	$1,233.2	$942.3
Concession revenue	751.1	576.5	197.9	136.1	238.7	949.0	712.6
Other revenue	176.9	148.9	68.7	51.2	83.3	245.6	200.1
Total revenue	$1,896.5	$1,484.5	$531.3	$370.5	$639.2	$2,427.8	$1,855.0
Attendance	101.5	84.2	67.7	49.3		169.2	133.5
Average ticket price	$9.54	$9.02	$3.91	$3.72	$4.69	$7.29	$7.06
Concession revenue per patron	$7.40	$6.85	$2.92	$2.76	$3.53	$5.61	$5.34
Cost of Operations
Film rentals and advertising	$558.6	$439.0	$134.3	$92.1	$163.3	$692.9	$531.1
Concession supplies	$131.0	$98.9	$43.0	$29.9	$52.0	$174.0	$128.8
Salaries and wages	$253.0	$233.4	$53.2	$43.6	$66.2	$306.2	$277.0
Facility lease expense	$184.9	$187.6	$66.0	$43.6	$75.2	$250.9	$231.2
Utilities and other	$269.7	$234.8	$83.8	$69.0	$101.1	$353.5	$303.8
(1)
Constant currency amounts, which are non-GAAP measurements, were calculated using the average exchange rate for the corresponding month for 2022. We translate the results of our international operating segment from local currencies into U.S. dollars using currency rates in effect at different points in time in accordance with U.S. GAAP. Significant changes in foreign currency exchange rates from one period to the next can result in meaningful variations in reported results. We are providing constant currency amounts for our international operating segment to present a period-to-period comparison of business performance that excludes the impact of foreign currency fluctuations.

Other Segment Information

(unaudited, in millions)

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2023	2022	2023	2022
Adjusted EBITDA (1)
U.S.	$151.2	$70.7	$395.4	$196.2
International	45.6	28.8	119.1	66.8
Total Adjusted EBITDA (1)	$196.8	$99.5	$514.5	$263.0

Capital expenditures
U.S.	$26.9	$20.2	$70.7	$50.7
International	8.2	4.5	19.0	14.6
Total capital expenditures	$35.1	$24.7	$89.7	$65.3
(1)
Adjusted EBITDA represents net income (loss) before income taxes, depreciation and amortization expense and other items, as calculated below. Adjusted EBITDA is a non-GAAP financial measure commonly used in our industry and should not be construed as an alternative to net income as an indicator of operating performance or as an alternative to cash flow provided by operating activities as a measure of liquidity (as determined in accordance with GAAP). Adjusted EBITDA may not be comparable to similarly titled measures reported by other companies. We have included Adjusted EBITDA because we believe it provides management and investors with additional information to measure our performance and liquidity, estimate our value and evaluate our ability to service debt. In addition, we use Adjusted EBITDA for incentive compensation purposes. A reconciliation of net income (loss) to Adjusted EBITDA is provided below.

Reconciliation of Adjusted EBITDA

(unaudited, in millions)

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2023	2022	2023	2022
Net income (loss)	$91.2	$(23.9)	$209.1	$(169.2)
Add (deduct):
Income tax expense	21.4	3.4	29.8	6.3
Interest expense (1)	38.1	38.4	112.0	114.6
Other (income) expense, net (2)	(4.9)	4.5	(18.9)	19.2
Cash distributions from equity investees (3)	1.6	—	3.2	1.5
Depreciation and amortization	51.9	58.3	159.6	181.0
Impairment of long-lived and other assets	2.0	15.2	12.1	107.5
Restructuring costs	—	—	—	(0.2)
(Gain) loss on disposal of assets and other	(6.1)	1.2	(8.8)	(6.4)
Loss on debt extinguishment and refinancing	—	—	10.7	—
Non-cash rent expense	(4.8)	(2.8)	(13.2)	(7.5)
Share-based awards compensation expense (4)	6.4	5.2	18.9	16.2
Adjusted EBITDA	$196.8	$99.5	$514.5	$263.0
(1)
Includes amortization of debt issuance costs, amortization of original issue discount and amortization of accumulated gains (losses) for amended swap agreements.
(2)
Includes interest income, foreign currency exchange and other related losses, interest expense - NCM, equity in income (loss) of affiliates and unrealized gain on investment in NCMI.
(3)
Includes cash distributions received from equity investees that were recorded as a reduction of the respective investment balances. These distributions are reported entirely within the U.S. operating segment.
(4)
Non-cash expense included in general and administrative expenses.